AMENDMENT
                           TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                            FERRELLGAS PARTNERS, L.P.


                  This Amendment to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Ferrellgas Partners. L.P. (the "Partnership") is entered into effective as of March 14, 2000 by Ferrellgas, Inc., a Delaware corporation and the general partner of the Partnership (the "General Partner"), on behalf of itself and the Persons who are Limited Partners in the Partnership as of the date hereof and those Persons who become Partners in the Partnership or parties hereto as provided herein. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Partnership Agreement.

                                    RECITALS:

                  WHEREAS, the General Partner has the authority to adopt certain amendments to the Partnership Agreement without the approval of the holders of the Common Units if such change, in the sole discretion of the General Partner, does not adversely affect the holders of the Common Units in any material respect;

                  WHEREAS, The Williams Companies, Inc., the holder of all of the issued and outstanding Senior Units approved the following amendments by written consent in accordance with Sections 15.8 and 15.13 of the Partnership Agreement;

                  NOW, THEREFORE, effective as of the date first set forth above, the Partnership Agreement is amended as follows;

                                    ARTICLE I

                                   AMENDMENTS

                  Article II of the Partnership Agreement is hereby amended by

                   (a) deleting "180 days" in clause (f) of the definition of "Material Event" and inserting "240 days",

                   (b) deleting "120 days" in clause (d) of the definition of "Senior Unit Distribution" and inserting "180 days,"

                   (c) inserting the phrase "as amended," to the definition of "WNGL Purchase Agreement" immediately after "November 7, 1999," and

                   (d) inserting the phrase ", as amended," to the definition of "WNGL Registration Rights Agreement" immediately after "WNGL Closing Date."

                                   ARTICLE II

                               GENERAL PROVISIONS

                  Section   2.1   Full Force and Effect.

                  Except as expressly amended hereby, the Partnership Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                  Section   2.2   Other Provisions.

                  Article XVIII of the Partnership Agreement shall apply to this Amendment and be incorporated herein with the same force and effect as if its provisions were reprinted as part of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective for all purposes as of the date first set forth above.

                                                          GENERAL  PARTNER:

                                                          FERRELLGAS, INC.


                                                          By:
                                                               Name:
                                                              Title:


                                                          LIMITED PARTNERS:

                                                          All  Limited  Partners
                                                          now   and    hereafter
                                                          admitted   as  limited
                                                          partners     of    the
                                                          Partnership,  pursuant
                                                          to Powers of  Attorney
                                                          now   and    hereafter
                                                          executed  in favor of,
                                                          and     granted    and
                                                          delivered    to,   the
                                                          General Partner.

                                                        By:     FERRELLGAS, INC.
                                                                General
                                                                Partner,    as
                                                                attorney-in-fact
                                                                for        all
                                                                Limited
                                                                Partners
                                                                pursuant    to
                                                                the  Powers of
                                                                Attorney
                                                                granted
                                                                pursuant    to
                                                                Section 1.4.

                                                                By:
                                                                   Name:
                                                                   Title: